UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2011 (August 24, 2011)

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 15, 2011 and July 18, 2011, James McIntyre, Kingstown Partners Master Ltd. and other entities affiliated therewith, Michael Blitzer, J. Hunter Brown, Robert A. Peiser, Laurie M. Shahon, Joyce White, Robert Willens and Guy Shanon (collectively, the “Shareholder Group”) filed Schedule 13D’s indicating that such persons and entities had formed a “group” (as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with the Shareholder Group’s intention to nominate a slate of directors for election to the Board of Directors (the “Board”) of Signature Group Holdings, Inc. (the “Company”) at the Company’s next annual meeting of shareholders. As a result of the formation of the Shareholder Group, the Board is evaluating whether the Shareholder Group should be determined to be an “Acquiring Person” (as defined in that certain Rights Agreement, dated as of October 23, 2007, as amended (the “Rights Agreement”), between the Company and Mellon Investor Services LLC (the “Rights Agent”)). Pursuant to the terms of the Rights Agreement as in effect as of such date, the Board previously had ten (10) business days following the date on which a person or group of persons otherwise met the requirements of the definition of an Acquiring Person to declare that such person or group of persons was an Acquiring Person and a further ten (10) business days to declare that a “Distribution Date” (as defined in the Rights Agreement) would occur.

As disclosed in the Company’s Current Report on Form 8-K dated August 3, 2011, the Company and the Rights Agent entered into an amendment to the Rights Agreement on July 28, 2011 (the “Amendment”) that permitted the Board to extend the period during which the Board can declare (i) whether a person or group of persons, including without limitation, the Shareholder Group, has become an Acquiring Person and (ii) if such determination is made, whether a Distribution Date for the distribution of securities under and pursuant to the Rights Agreement will occur. Also on July 28, 2011, the Board acted to extend such dates until September 30, 2011. To date, the Board has not yet made any such determinations under the Rights Agreement.

On August 12, 2011, James McIntyre, Kingstown Partners Master Ltd. and other entities affiliated therewith (collectively, the “Plaintiffs”) filed a complaint (the “Complaint”) with the Second Judicial District Court of the State of Nevada in and for the County of Washoe (the “Court”) against the Company seeking (i) a declaration that the Rights Agreement has no force and effect, (ii) a declaration that the Plaintiffs are not an Acquiring Person, and (iii) an injunction against the Board from implementing the Rights Agreement. On August 23, 2011, the Plaintiffs filed an Application for Temporary Restraining Order and Preliminary Injunction (the “Application”) with the Court seeking a temporary restraining order to prevent the Company from enforcing and implementing the Rights Agreement. In the Complaint and the Application, the Plaintiffs claim that the Rights Agreement was rejected in connection with the Company’s bankruptcy proceeding, which concluded in June 2010, or if the Rights Agreement is determined to not to have been rejected, that the Shareholder Group is not an Acquiring Person and, therefore, the condition for implementing the Rights Agreement cannot be satisfied.

On August 24, 2011, the Court entered a temporary restraining order (the “Order”) prohibiting the Company from: (1) declaring the Plaintiffs and the entities related to the Plaintiffs (including the Shareholder Group) an Acquiring Person; and (2) otherwise seeking to enforce or implement the Rights Agreement. The Order expires September 8, 2011 unless the Plaintiffs can demonstrate good cause for an extension or the Court issues a preliminary injunction in its place.

The Company believes that the Rights Agreement is in full force and effect, and it intends to vigorously oppose the Complaint and take all necessary steps to contest any attempts by the Plaintiffs to obtain any further injunctive relief, including any extension of the provisions of the Order beyond the September 8, 2011 expiration date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: August 30, 2011	By:	/s/ DAVID N. BRODY
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary

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